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                      Seligman New Technologies Fund, Inc.
                (Name of Registrant as Specified In Its Charter)

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

The following sets forth prepared remarks given by John Swzed, Vice President of Seligman Advisors, Inc., on the Seligman New Technologies Fund, Inc. quarterly shareholder call which took place on January 7,2004:

Now before I turn the call over to the Fund's investment managers, I would like to quickly provide an update or recap if you will, regarding the ongoing Proxy Solicitation for the Seligman New Technologies Fund:

o As most of you are aware, in mid-November, a proxy statement for the Fund was mailed to all stockholders in connection with a special meeting of stockholders to vote on the proposed liquidation of the Fund and the suspension of quarterly repurchase offers.

o The Fund has not had any meaningful liquidity events in the last few months and we do not anticipate such events occurring in the next several months, particularly as it relates to the Fund's largest holding, GMP Companies, which represents over 40% of the current net assets of the Fund.

o If all liquid assets are depleted, the Fund could be forced to sell private, non-liquid assets at distressed prices and this is not beneficial to anyone.

o We cannot unilaterally cease quarterly repurchase offers, we need shareholder approval.

o Therefore, we are recommending this action because repurchases beyond this point increases the risk of not realizing the full potential of private holdings which we believe represent the greatest potential value to the Fund.

o This action will effectively make the Fund act like a traditional venture capital fund with roughly 56 active VC companies.

o As liquidity occurs in the portfolio by such events as acquisitions, mergers, IPOs, or sales of holdings, the proceeds will be distributed to shareholders similar to VC funds.

o The special meeting of stockholders which was originally scheduled for December 4, 2003, was rescheduled for January 23rd due to unanticipated delays in the review process.

o This delay, however, has afforded us the opportunity to conduct another repurchase offer, scheduled to take place this Friday, January 9.

o We believe the proposals detailed in the proxy statement to be in the best interest of the Fund and its stockholders and we would like to thank all of you for your patience and understanding regarding this matter.